                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this post-effective amendment no. 5 to the registration statement on Form S-8 (File No. 333-11313) of our report dated January 25, 2001, except for Note 15, as to which the date is March 13, 2001, relating to the financial statements of Nabors Industries, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the caption "Experts" in such registration statement.



                                                   /s/PricewaterhouseCoopers LLP
                                                     PRICEWATERHOUSE COOPERS LLP



Houston, TX
June 28, 2001



                                  Page 11 of 11